Exhibit 10.14

LEASE AGREEMENT

NORTH STATE BANK OFFICE AND BANKING FACILITY

EASTWOOD ROAD

WILMINGTON, NORTH CAROLINA

LEASE SUMMARY

LEASE DATE:	December 29, 2006

LANDLORD:	Atrium Investments, LLC, a North Carolina limited liability company

NOTICE ADDRESS OF LANDLORD:	1135 Military Cutoff Road Wilmington, NC 28405

	Attention: Stephen D. Saieed		Telephone: 910-509-1696
Facsimile: 910-509-4067

	With a Copy to:	David Huffine, Esq.	Telephone: 910-254-3000
		300 North Third Street	Facsimile: 910-254-3900
Suite 400
PO Box 599 (28402)
Wilmington, NC 28401

TENANT:	North State Bank

NOTICE ADDRESS OF TENANT:	4720 Falls of Neuse Road Raleigh, North Carolina 27609

	Attention: Kirk Whorf		Telephone: 919-787-9696
Facsimile: 866-828-0331

	With a Copy to:	Mark Carter, Esq.	Telephone: 910-763-3666
		Stevens, McGehee, Morgan,	Facsimile: 910-251-9562
Lennon, Toll & Carter, LLP
602 Market Street
Wilmington, NC 28401

	With a Copy to:	Brian C. Eckel	Telephone: 910-332-4114
		Cape Fear Commercial, LLC	Facsimile: 910-332-4145
1051 Military Cutoff Road, Suite 200
Wilmington, NC 28405

BUILDING:	Three (3) story office building to be constructed on the Land (located on the south side of Eastwood Road, near it’s intersection with Military Cutoff Road, Wilmington, North Carolina).

LAND:	That certain tract or parcel of land located in Wilmington, North Carolina, and described on Exhibit A attached hereto and incorporated herein by reference.

PREMISES:	First Floor in the Building, as more particularly described on Exhibit B attached hereto and incorporated herein, ancillary drive-through facilities with three lanes, one of which may accommodate an automatic teller machine. Tenant has a right of first refusal on additional space within the Building as shown on Exhibit G.

PREMISES RENTABLE AREA:	Approximately 8387 rentable square feet located on the first floor in the Building (subject to adjustment as set forth in Paragraph 4).

BUILDING RENTABLE AREA:	28,866 square feet (subject to adjustment as set forth in Paragraph 4).

LEASE TERM:	Beginning upon the execution of this Agreement and termination One Hundred Eighty (180) months following the Rent Commencement Date. Provided, however, if the Rent Commencement Date is any day other than the first day of a calendar month, the Lease Term shall be extended automatically until midnight on the last day of the calendar month in which the Lease Term otherwise would expire.

RENEWAL OPTION:	Two (2) Five (5) year options to renew with a two percent (2%) annual increase in Base Rent.

BASE RENT:	As set forth on Exhibit H attached.

RENT COMMENCEMENT DATE:	The earlier of the date on which Tenant occupies and begins conducting business in the Premises in the normal course, or 120 days after the Delivery Date.

DELIVERY DATE:	The date on which all of the following have occurred: (i) Landlord’s Construction Obligations have been substantially completed in accordance with the terms of Exhibit C and Paragraph 9 hereto; and (ii) a Certificate of Occupancy has been issued for the “shell” consisting of work to be performed by Landlord pursuant to this Agreement.

ADJUSTMENT DATE:	The first (1st) anniversary of the Rent Commencement Date and each anniversary of the Rent Commencement Date thereafter during the Lease

Term (including any extensions thereof). Provided, however, if the Rent Commencement Date is any day other than the first day of a calendar month; the Adjustment Date shall be the first day of the calendar month immediately after the month in which the first (1st) anniversary of the Rent Commencement Date occurs (and each anniversary of that day thereafter during the Lease Term, including any extensions thereof).

OPERATING COSTS:	The Operating Costs are estimated to be Five and No/100 Dollars ($5.00) multiplied by the Building Rentable Area. Tenant shall pay as Additional Rent Tenant’s Proportionate Share of any increase in Operating Costs over that of the Base Year (2008) Costs. The increase in Tenant’s Proportional Share of Operating Costs (excluding increases in real estate taxes, insurance and utilities) shall not exceed five percent (5%) per year on a non-cumulative basis.

BASE YEAR:	For calculation of Operating Costs, shall mean the 2008 calendar year.

TENANT IMPROVEMENTS ALLOWANCE:	Four Hundred Ten Thousand Six Hundred and no/100 Dollars ($410,600.00).

SECURITY DEPOSIT:	None.

BROKER:	Cape Fear Commercial, LLC (Agent: Brian Eckel)

The foregoing summary (the “Lease Summary”) is hereby incorporated into and made a part of the Lease Agreement. In the event, however, of a conflict between the terms of the Lease Summary and the terms of the Lease Agreement, the latter shall control.

Initial:                      (For Landlord)

Initial:                      (For Tenant)

EXHIBITS

A Description of Land
B Initial Space
C Landlord’s Construction Obligations
D Rules and Regulations
E Rent Commencement Date Stipulation
F Subordination, Attornment and Non-Disturbance Agreement
G Right of First Refusal
H Base Rent
I Memorandum of Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into on the date and between the Landlord and Tenant identified in the Lease Summary.

WITNESSETH:

1. Definitions.

Capitalized terms appearing in this Lease, unless defined elsewhere in this Lease or in the Lease Summary, shall have these definitions:

1.1 “Additional Rent” shall mean all sums of money in addition to Base Rent which shall become due from Tenant under this Lease, including, without limitation, Tenant’s Proportional Share of “Operating Costs”, as set forth in Paragraph 7 herein.

1.2 “Adjustment Date” shall have the meaning set forth in the Lease Summary.

1.3 “Base Rent” during the Lease Term shall be the amount so designated in the Lease Summary and on Exhibit H, as same may be adjusted pursuant to the terms of this Lease.

1.4 “Operating Costs” shall mean and include: all expenses relating to the Building and the Building Exterior Common Areas, including all costs of operation, maintenance and management thereof and assessments for public betterments or improvements; ad valorem real estate taxes and any other tax on real estate as such, ad valorem taxes on furniture, fixtures, equipment or other property used in connection with the operation, maintenance or management of the Building and the Building Exterior Common Areas and the costs, including, without limitation, of legal and consulting fees, of contesting or attempting to reduce any of the aforesaid taxes; the cost of electricity to be supplied to the Building to operate lights and light fixtures therein, to operate equipment and fixtures that are connected to electrical outlets therein and to operate any HVAC systems or units therein; and the cost of labor, materials, repairs; insurance, utilities and services and such other expenses with respect to the operation, maintenance and management of the Building and the Building Exterior Common Areas; all of which expenses shall be incurred or paid by or on behalf of Landlord and are properly chargeable to Landlord’s operating expenses in accordance with generally accepted accounting principles as applied to the operation, maintenance and management of a first-class office building; but unless specifically stated in this Section 1.4, shall not mean or include any general overhead expenses of Landlord. Provided, however, management fees shall not exceed those that are reasonable and customary for a first-class building in the area. In the event ad valorem real estate taxes are increased due to re-evaluation of the Property due to a transfer of ownership, the increase in taxes attributable to the re-evaluation until tax bills are adjusted as a result of regularly scheduled evaluation shall not be included as Operating Costs.

Notwithstanding the foregoing, it is agreed that the Operating Costs shall not include: any leasing or marketing or brokerage costs, fees, or commissions; any cost of upfitting space for occupancy by tenants; any cost related to any item or service that exclusively serves the premises of other tenant(s) or exclusively serves any areas which are not Common Areas within the Building, including but not limited to, the costs of any HVAC system or unit; any amortization of principal or interest on account of any indebtedness; any legal expenses arising out of any misconduct or negligence of Landlord, other tenant’s in the Building, or any person for which Landlord is responsible or arising out of dealings between any principals constituting Landlord or arising out of any leasing, sale or financing of the Building or the Land or any part of either of them; or any amortization or depreciation.

If the Base Year has been completed and the Building has not been occupied such that a reasonable determination of Base Year Operating Costs, adjusted such that the Operating Costs reflect ninety-five percent (95%) occupancy, Operating Costs for the Base Year shall be adjusted to reflect the costs associated with a first-class office building in the geographic market in which the Building is located for a full year which would (or wouldn’t, as applicable) arise at the Building during the ordinary course of business. Such determination shall include but is not limited to: (a) for any Building systems under warranty during the Base Year, an adjustment for the cost of service contracts and other expenses that would have been incurred in the absence of any warranties (b) an adjustment for any expenses which would have been incurred were the Building not new and start-up discounts or similar savings not available and (c) an adjustment for any other atypical costs that occur (or fail to occur, as the case may be) at the comparison building(s) which wouldn’t (or would, as applicable) arise at the Building during the ordinary course of business, given the Building being newly constructed.

Further, if there is a new category of expense which would fall within the definition of Operating Costs incurred after the Base Year, and such Operating Costs are not of the nature of the Operating Costs incurred during the Base Year, the Operating Costs calculation for the Base Year shall be amended to include the expense of such “new” Operating Costs (a “Base Year Adjustment”). If the new category of expense is one which will continue annually thereafter, the lease year following any Base Year Adjustment, and carrying forward throughout the lease term or until such time as the new category of expense ceases, increases in Operating Costs shall be measured against the updated Base Year calculation of Operating Costs, inclusive of any Base Year Adjustment.

1.5 Intentionally Deleted.

1.6 “Broker” shall be the party or parties so designated in the Lease Summary.

1.7 “Building” shall have the meaning set forth in the Lease Summary.

1.8 “Building Exterior Common Areas” shall mean (A) the exterior of the Building and all of the improvements and real property on the Land, including, without limitation, all parking areas, enclosed or otherwise, and all streets, sidewalks, signs and landscaped areas located on or within the Land; and (B) all signs and landscaped areas located in public rights-of-way directly contiguous to the Land if and to the extent Landlord maintains such signs and landscaped areas from time to time. Notwithstanding the foregoing, certain parking spaces currently leased to Lanier Whaley Craft and Company are excluded from the Building Exterior Common Areas.

1.9 “Building Rentable Area” shall have the meaning set forth in the Lease Summary.

1.10 “Building Shell Improvements” shall mean the Building improvements constructed by Landlord, at Landlord’s sole cost and expense and without applying any of the Tenant Improvements Allowance as set forth in Exhibit C.

1.11 “Premises Usable Area”: The measured area of the Premises determined in accordance with BOMA standards.

1.12 “Common Areas” shall mean those areas within the Building devoted to corridors, elevators, foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public, including any columns and/or projections located within said areas, as any such items are shown on the Tenant Plans and Specifications.

1.13 “Force Majeure Matters” is defined in Paragraph 41 herein.

1.14 “Land” shall mean the real property upon which the Building is situated as more particularly described on Exhibit A hereto.

1.15 “Lease Term” shall mean the term of this Lease as set forth in the Lease Summary.

1.16 “Normal Business Holidays” shall mean any Federal Reserve Bank Holiday.

1.17 “Normal Business Hours” are 5:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Normal Business Holidays.

1.18 “Premises” shall have the meaning set forth in the Lease Summary.

1.19 “Premises Rentable Area” shall have the meaning set forth in the Lease Summary, subject to adjustment as set forth in Paragraph 4 hereof.

1.20 “Rent Commencement Date” shall mean that date set forth in the Lease Summary, as same may be adjusted pursuant to the provisions of this Lease.

1.21 “Tenant Improvements” shall mean the improvements to be constructed and installed in the Premises (beyond the Building Shell Improvements) in accordance with the Tenant Improvements Plans and Specifications, as reasonably agreed to by Landlord and Tenant and included herein as one or more Lease addendums.

1.22 “Tenant Improvements Allowance” shall mean the allowance to be provided by Landlord to Tenant for the construction of the Tenant Improvements. The amount of the Tenant Improvements Allowance is a fixed amount and set forth in the Lease Summary.

1.23 “Tenant Improvements Plans and Specifications” shall mean the plans and specifications for the construction of the Tenant Improvements, which plans and specifications are reasonably approved by Landlord and Tenant and included in one or more Lease addendums to be considered a part hereof.

1.24 “Tenant’s Proportionate Share” means that fraction, the numerator of which is the Premises Rentable Area and the denominator of which is the Building Rentable Area.

2. Lease Grant.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, provisions and conditions of this Lease, the Premises and other rights associated therewith, including but not limited to those exclusive rights (exclusive parking spaces set forth herein, ancillary drive-through facilities with three lanes, one of which may accommodate an automatic teller machine), and non-exclusive rights (ingress and egress and nonexclusive parking rights set forth herein) in the Building Exterior Common Areas.

3. Lease Term.

3.1 This Lease shall continue in force during a period beginning on the date hereof and continuing until the expiration of the Lease Term as set forth in the Lease Summary, unless this Lease is sooner terminated or extended to a later date under any other term or provision herein

3.2 If this Lease is still in full force and effect, if Tenant is not then in default under this Lease beyond any applicable cure period and if Tenant is in occupancy of the Premises and operating its business therein as contemplated in this Lease, Tenant shall be entitled to extend the Lease Term for two (2) additional consecutive five (5) year periods. Tenant must give Landlord written notice (as herein provided for giving notices) of said party’s election to extend the Lease Term pursuant to this Paragraph 3 at least nine (9) months prior to the expiration of the then-current Lease Term. With regard to any Lease Term extension that is timely exercised by Tenant or Tenant’s permitted assignee pursuant to this Paragraph 3, all references in this Lease to “Lease Term” shall be deemed and construed to include such extension of the Lease Term. During each lease year during the extension option provided herein (if applicable), the Base Rent shall continue to increase annually at the rate of two (2%) percent per annum.

b Within 60 (60) days following Tenant’s occupancy of the Premises, Tenant shall execute and deliver to Landlord duplicate originals of a stipulation in the form attached to this Lease as Exhibit E (with the blanks properly completed). Subject to Landlord’s approval of the information inserted by Tenant in the blanks, Landlord shall execute the duplicate originals of the stipulation and shall promptly return one (1) fully executed original to Tenant.

4. Confirmation and Determination of Premises Square Footage.

The size and configuration of the Premises shall be determined upon final approval of the Building Plans and Specifications, and the Tenant Improvement Plans and Specifications. The Usable Premises Area shall be determined in accordance with Building Owners Management Association (“BOMA”) standards set forth in ANS1 Z65.7-1996. The Premises Rentable Area, the Building Rentable Area shall be adjusted based upon such determination and in accordance with BOMA standards. Rent shall be adjusted upon said determination and the Annual and Monthly Base Rent (but not the rent per square foot amount), shall be adjusted if the square footage of the Premises changes is altered based upon the computations set forth in this Paragraph 4. Notwithstanding any other provision of this Lease, no rent (other than what has already been incorporated into the Rent calculations shown on Exhibit H shall be payable for ancillary drive-through facilities with three lanes, one of which may accommodate an automatic teller machine, or for the exclusive parking spaces provided under this Lease.

5. Use.

The Premises shall be used and occupied for a commercial bank, which shall include general banking and bank related services, drive-through banking facilities and ancillary banking services, including broker/dealers in securities, commodities, corporate finance, insurance, real estate lending mortgage brokerage and ATM services, and other lawful matters relating thereto. Tenant agrees not to use or permit the use of the Premises for any purpose that is improper, immoral, unlawful, objectionable or illegal or is in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule, or that, in Landlord’s opinion, creates a nuisance, disturbs any other tenant of the Building or is disreputable or inconsistent with the operation of a first class office building.

During the lease term, Tenant shall have the exclusive right to operate at the Building as a banking institution, mortgage broker, securities brokerage and dealership, and investment banking firm, and Landlord shall not lease any space at the Building to any tenant which would violate such exclusive right.

6. Base Rent.

6.1 Tenant agrees to pay during the Lease Term to Landlord, without any setoff or deduction, except as provided herein, the Base Rent, and all such other sums of money as shall become due hereunder as Additional Rent, all of which are sometimes herein collectively called “rent” or “Rent.” Base Rent for each calendar year or portion thereof during the Lease Term, together with any applicable adjustment thereto pursuant to Paragraph 6 herein, shall be due and payable in advance, in twelve (12) equal installments on the first day of each calendar month during the Lease Term. Tenant hereby agrees to pay such Base Rent and any adjustments thereto to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If any monthly rental hereunder is payable for less than a full calendar month (e.g., if the Rent Commencement Date falls on a day other than the first day of a month), then the installments of Base Rent and any adjustments thereto far such month or months shall be prorated, based on the number of days in such month or months.

6.2 In the event any payment of rental is not received by Landlord within ten (10) days of its due date, Tenant shall pay to Landlord a late payment fee of five (5%) percent of the Base Rent then due.

7. Adjustments for Increases in Operating Costs.

With respect to each calendar year or portion thereof during the Lease Term (and any renewal or extension thereof), Tenant shall pay Landlord as Additional Rent, in the manner hereafter provided, Tenant’s Proportionate Share of the amount by which Operating Costs actually paid or incurred by Landlord during such period (grossed up, if necessary, to reflect occupancy of ninety-five percent (95%) of the rentable space in the Building) exceeded the Operating Cost for Base Year 2008 (adjusted as provided in Paragraph 1.4). If Tenant shall be obligated to make payments as aforesaid with regard to any partial calendar year during the Lease Term, Operating Costs in excess of the Base Year’s Operating Costs shall be prorated on the basis of the number of days during such calendar year for which Tenant is obligated to make such payments. Tenant’s Proportional Share of Operating Costs (excluding increases in real estate taxes, insurance costs and utility costs) in any given year shall not increase more than five percent (5%) from the previous year’s Tenant’s Proportional Share of Operating Costs (excluding increases in real estate taxes, insurance costs and utility costs).

It is acknowledged and agreed that it will not be possible to determine the actual amount of the increase (if any) of Operating Costs over the Base Year Operating Costs for a given calendar year until after the end of such calendar year. Therefore, until Tenant’s liability for Tenant’s Proportionate Share of Operating Costs in excess of the Base Year’s Operating Costs shall have been finally determined for a particular calendar year, Tenant shall make payment on account of excess Operating Costs as follows:

7.1 Commencing as of the Rent Commencement Date and continuing throughout the Lease Term (and any renewal or extension thereof), and subject to the limitation expressed above, Landlord shall make a good faith estimate of increased Operating Costs for such calendar year and Tenant’s Proportionate Share thereof (hereinafter “Estimated Operating Costs” and “Tenant’s Estimated Proportionate Share”), and Tenant shall pay to Landlord, as Additional Rent with each monthly installment of Base Rent, an amount equal to one-twelfth (1/12) of Tenant’s Estimated Proportionate Share of the amount by which Estimated Operating Costs for the current calendar year are estimated to exceed the Base Year’s Operating Costs. Such payments for any partial month shall be paid in advance at the daily rate equal to the monthly payment divided by the number of days in the month for which the same is due. On or about December 1 prior to each calendar year in respect of which Tenant shall be obligated to make payments on account of excess Operating Costs during the Lease Term (and any renewal or extension thereof), Landlord shall furnish to Tenant a statement for such calendar year of Tenant’s Estimated Proportionate Share and of Estimated Operating Costs and thereupon, subject to the limitations expressed above, as of such January 1, Tenant shall make payments under this Paragraph 7.1 in accordance with such statement.

7.2 On or before April 1 in the year following the year in which the Rent Commencement Date occurs and each April 1 thereafter during the Lease Term (and any renewal or extension thereof), Landlord shall furnish Tenant with a statement setting forth the total amount of Tenant’s Proportionate Share of the amount by which Operating Costs for the preceding calendar year exceeded the Base Year’s Operating Expense. If any such statement shall show an overpayment or underpayment of Tenant’s Proportionate Share of increased Operating Costs for the preceding calendar year, any overpayment shall be refunded to Tenant or credited against payments due from Tenant under this Lease, and the full amount of any underpayment shall be paid to Landlord by Tenant not later than thirty (30) days after such statement shall have been delivered to Tenant.

7.3 In the event Tenant is required to pay Tenant’s Proportionate Share of Operating Costs pursuant to this Paragraph 7, Tenant shall have the right, at Tenant’s expense and no more frequently than once per calendar year, to inspect Landlord’s books and records showing Operating Costs of the Building for the calendar year in question; provided, however, Tenant shall not have the right to withhold any payments of Tenant’s Proportionate Share of Operating Costs due and payable hereunder the amount of which may be in dispute, and Tenant must pay the entire amount due and payable hereunder prior to reviewing Landlord’s books and records. In the event Tenant’s inspection of Landlord’s books and records reveals a verifiable error in Landlord’s computation of Tenant’s Proportionate Share of excess Operating Costs resulting in an overpayment by Tenant of Tenant’s Proportionate Share of excess Operating Costs (after allowing for any adjustment pursuant to Paragraph 7.2 herein), Landlord shall promptly reimburse the amount of such overpayment to Tenant, together with interest thereon from the date of overpayment until the date of reimbursement at a rate per annum equal to the Prime Rate (as defined herein) in effect as of the date of overpayment. As used in this Lease, the “Prime Rate” shall be deemed to be that rate of interest announced by North State Bank, or any successor thereto, from time to time as its “prime rate,” and Landlord and Tenant acknowledge and understand that North State Bank lends at rates of interest both above and below the Prime Rate. Landlord’s statement setting forth the total amount of Tenant’s Proportionate Share of excess Operating Costs furnished to Tenant in accordance with the provisions of this Paragraph 7 shall be deemed to have been approved by Tenant unless protested by Tenant in writing within ninety (90) days after delivery of such statement to Tenant at the Premises. In the event of a protest which remains unresolved between the parties, Tenant shall have the right to request that Landlord make available written documentation showing its calculations for Operating

Costs for the current calendar year such that the calculations may be audited by an independent, public accountant. If such accountant, in it’s professional determination, concludes that the Operating Costs, as determined by Landlord, are more than 10% greater than the Operating Costs as determined by the accountant, Tenant shall be entitled to a refund in the amount of the overage, and Landlord shall be responsible for reimbursing Tenant for the cost of such audit. However, if such audit does not reveal greater than a 10% disparity between Landlord’s calculation and the accountant’s figures, Tenant shall not be due any refund and Tenant shall be then responsible for the cost of the audit.

8. Services to Be Furnished by Landlord.

Landlord agrees to furnish Tenant the following services:

8.1 Hot and cold water at those points of supply provided for general use of other tenants in the Building.

8.2 Except with regard to any HVAC system or unit that exclusively serves the Premises (or any portion thereof), which shall be Tenant’s responsibility pursuant to Paragraph 11.2 herein, Landlord shall furnish central heat and air conditioning sufficient for the comfortable occupancy of the Premises. Central heating and air conditioning service at times other than during Normal Business Hours shall be available to Tenant; provided, however, Tenant shall bear Landlord’s actual cost (as Additional Rent) of such additional heating and air conditioning used by Tenant at times other than Normal Business Hours in excess of 40 hours during each lease year during the term hereof within thirty (30) days following demand by Landlord, provided further that such cost shall not exceed the sum of $35.00 per hour.

If heat-generating machines or equipment shall be used in the Premises by Tenant which affect the temperature otherwise maintained by the Building HVAC system, Landlord shall have the right (at Landlord’s option) to install (or to require Tenant to install) one or more HVAC systems or units that exclusively serve the Premises (or the portion thereof where such heat-generating machines or equipment are located). As set forth in Paragraph 11.2 herein, the cost of any such separate HVAC systems or units that exclusively serve the Premises, including the cost of installation and the cost of operation and maintenance thereof, shall be borne by Tenant.

8.3 Electrical service to serve the Common Areas and the Premises. Landlord has informed Tenant that Progress Energy will be the utility company selected by Landlord to provide electrical service to the Building and the Building Exterior Common Areas. Notwithstanding the foregoing, if permitted by applicable law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for electrical service from a different company or companies in the business of providing electrical service or continue to contract for electrical service from Progress Energy. Tenant shall cooperate with Landlord and the electrical service provider selected by Landlord from time to time, as reasonably necessary, to grant Landlord and such selected electrical service provider access to any of the Building’s electric lines, feeders, risers, wiring and related and associated equipment that are located within, or accessible from, the Premises.

8.4 Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

8.5 Tenant, its employees, and its invitees who have been registered with Landlord shall have access to the Premises (including elevator service) by a code or card access system seven (7) days a week, twenty-four (24) hours a day. Tenant shall receive an allotment, for all of its employees and for its invitees who are registered with Landlord, of up to twelve (12) access cards and one (1) access code (the “Access Card Allotment”). Landlord shall bear the cost of each such code or card up to the Access Card Allotment, provided Tenant shall pay to Landlord (as Additional Rent, within thirty (30) days after Tenant receives an invoice therefor) Ten and No/100 Dollars ($10.00) for each access code or card (including replacement codes or cards) in excess of the Access Card Allotment which is issued to Tenant during the Lease Term. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary or for damages done by unauthorized persons on the Premises, and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully with Landlord’s efforts to maintain controlled access to and in the Building during times other than Normal Business Hours and shall follow all regulations promulgated by Landlord with respect thereto.

8.6 Landlord shall, as part of Landlord’s Construction Obligations (as set forth in Exhibit C hereto, supply the Premises with access to cable television.

The failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from any Force Majeure Matters or from any other causes beyond the reasonable control of Landlord shall not (i) render Landlord liable in any respect, (ii) be construed as an eviction of Tenant, (iii) work an abatement of rent, or (iv) relieve Tenant from the obligation to fulfill any covenant or agreement in this Lease. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service resulting therefrom. Amounts payable pursuant to this Paragraph 8 shall be deemed to be Additional Rent due from Tenant to Landlord, and any default in the payment thereof shall entitle Landlord to all remedies provided for herein at law or in equity on account of Tenant’s failure to pay Base Rent.

9. Design and Construction of Building and Exterior Building Area.

9.1 Subject to any Tenant delays and Force Majeure Matters (unless otherwise provided) and consistent with the terms of Exhibit C hereto, Landlord shall, at Landlord’s sole cost and expense, pursue diligently and in good faith the construction of the Building and the Building Exterior Areas in accordance with the Building Plans and Specifications agreed upon pursuant to the terms of Paragraph 9.2 below.

9.2 Landlord’s architect shall coordinate with Tenant’s architect in the design of the Building and Building Exterior Areas and in drafting the proposed Building Plans and Specifications. Landlord shall submit the proposed one hundred percent (100%) complete Building Plans and Specifications including signage (the “Plans”) to Tenant within 90 days after the execution of this Lease by both parties (the “Initial Plan Delivery Date”) for Tenants review and approval. Tenant shall have (fifteen) 15 weekdays excluding Normal Business Holidays from the Initial Plan Delivery Date to approve or disapprove the Plans. In the event Tenant fails to notify Landlord in writing of any requested changes or modifications (which notice shall be sufficiently detailed to permit Landlord to identify with particularity the requested changes and modifications), the Plans shall be deemed satisfactory, and Landlord shall commence construction in accordance with such plans. In the event Tenant notifies Landlord within the period of time allowed, Landlord and Tenant and their architects shall work together diligently and in good faith to agree upon mutually satisfactory Plans. In the event Landlord and Tenant are able to agree upon mutually satisfactory Plans, Tenant shall provide Landlord written notice that the Plans are approved. The latter of the expiration of the 15 day period set forth above or the receipt of written notice from Tenant approving the Plans shall constitute the “Plan Approval Date”. In the event Landlord and Tenant are unable to agree upon such plans within forty five (45) days of the Initial Plan Delivery Date, either party hereto may, by written notice to the other party, declare this Lease to be null and void and neither Landlord nor Tenant shall have any additional obligations hereunder; provided, however, upon approval of the Plans (even if occurring after such 45 day period) each of Landlord and Tenant’s right to declare the Lease null and void under the provisions of this Paragraph 9.2 shall be deemed waived. No adjustment to the time period set forth in this Paragraph 9.2 for Force Majeure Matters shall be made.

9.3 Landlord shall have 45 days following the Plan Approval Date to secure all necessary approvals from the Architectural Committee for Landfall Center, Section III, permits and governmental approvals for construction of the Building; and Building Exterior Common Areas, and signage (the “Permit Period”). Landlord shall use it’s best efforts to secure said permits; however, in the event Landlord is unable to obtain all necessary permits within the period set forth herein, Landlord or Tenant may terminate this Agreement by giving written notice to the other after expiration of the 45 day period set forth herein but before the permits have been secured, and in the event of such termination neither party shall have any obligations hereunder. No adjustment to the time period set forth in this Paragraph 9.3 for Force Majeure Matters as provided in Paragraph 41 shall be made except for any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction or Landlord’s performance of Landlord’s Construction Obligations, including, without limitation, the issuance of an injunction enjoining such performance, approval, and/or issuance, as the case may be, provided such period shall not run for greater than sixty (60) days.

9.4 Within 15 days following the expiration of the Permit Period, Landlord shall commence construction and thereafter diligently pursue such construction in substantial conformity with the Plans. Subject to Force Majeure Matters and Tenant delays, the Delivery Date shall be 240 days following the end of the Permit Period. In the event Landlord fails to perform its obligations hereunder by the Delivery Date, Landlord shall credit Tenant with one day of rent for each day that the Delivery Date extends beyond the 240 day period provided herein. Notwithstanding the foregoing, in the event the Delivery Date does not occur on or before February 1, 2008 and absent delays for Force Majeure Matters and Tenant Delays, Tenant may terminate this Agreement by giving Landlord no less than 10 business days notice of its intention to terminate. Termination will be effective at the expiration of the ten (10) business days if Landlord has not met its obligations of the Delivery Date. Said notice may be provided at anytime after February 1, 2008 (subject to adjustments for Force Majeure Matters and Tenant Delays) but before Landlord has met its obligations of the Delivery Date. Notwithstanding the foregoing, Tenant shall be provided with not less than fourteen (14) days prior written notice of the anticipated Delivery Date.

9.5 Landlord shall, at all tithes the Lease is in place, operate the Building as a “Class A” office building, and all services, amenities and utilities offered at the Building shall be consistent with “Class A” offices in the local market.

10. Tenant Improvement Allowance.

The Tenant Improvements Allowance shall be applied by Landlord against the costs of designing, planning and constructing the Tenant Improvements in the Premises. In the event the costs incurred in connection with the design, planning and construction of the Tenant Improvements exceed the Tenant Improvements Allowance, Tenant shall be responsible for bearing and paying such excess costs (the “Excess Costs”). The Tenant Improvement Allowance shall be paid to Tenant within 5 business days of the issuance of a Certificate of Occupancy for Tenant’s Improvements.

10.1 Except as otherwise provided above in this Paragraphs 9 and 10, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant’s account and at Tenant’s cost.

11. Maintenance and Repair by Landlord.

Except to the extent any such repairs or replacements are the responsibility of Tenant pursuant to the terms of Paragraph 11 or Paragraph 12 herein or any other provision in this Lease, Landlord shall be responsible for maintaining, repairing and replacing:

11.1 the roof, foundations, exterior walls, and all structural parts of the Building;

11.2 all Common Areas and Building Exterior Common Areas;

11.3 all utility, sprinkler service, electrical and plumbing lines and HVAC systems outside the Premises but which serve the Premises on a non-exclusive basis; and

11.4 all utility, sprinkler service, electrical and plumbing lines and HVAC systems within the Premises but which serve other space within the Building.

Except as expressly provided herein, Landlord shall not be required to make any repairs to the Premises or the Building.

12. Maintenance and Repair by Tenant.

In addition to any other provisions in this Lease which obligate Tenant to perform maintenance, repair and replacement duties relative to the Premises and/or the Building, Tenant shall be responsible for the following maintenance, repair and replacement responsibilities:

12.1 Tenant shall, at its expense, keep and maintain the Premises in good order and repair and not commit or allow any waste to be committed on any portion of the Premises; and at the termination of this Lease, Tenant agrees to deliver up the Premises to Landlord in as good of a condition as existed on the Rent Commencement Date, excepting only ordinary wear and tear, acts of God and repairs required to be made by Landlord pursuant to the terms of this Lease.

12.2 Tenant shall, at its expense, keep and maintain all HVAC systems and units, appliances and equipment that exclusively serve the Premises (or any portion thereof). In the event the Premises (or any portion thereof) is exclusively served by an HVAC system or unit, Tenant shall contract with a qualified heating and air conditioning service company approved by Landlord for the monthly maintenance and the repair and replacement, as necessary, of such HVAC system or unit. Tenant shall provide Landlord with a copy of any contract required under this Paragraph 12.2 within ten (10) days after the Rent Commencement Date and a copy of any subsequent contracts (or any renewal contracts) within ten (10) days after their execution. The cost of all contracts which Tenant is required to maintain under this Paragraph 12.2 shall be borne by Tenant.

12.3 Tenant shall, at Tenant’s own cost and expense, repair or replace any damage done to the Common Areas, the Building Exterior Common Areas, the Building, or any part thereof (including the Premises), caused by Tenant or Tenant’s agents, employees, invitees, or visitors, and such repairs shall restore the damaged area to as good of a condition as existed prior to such damage and shall be effected in compliance with all applicable laws; provided, however, if, within a reasonable period following written notice from Landlord of the need for such repairs or replacements, Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and Tenant shall pay the cost thereof to Landlord as Additional Rent within thirty (30) days after Landlord submits to Tenant an invoice therefor.

13. Alterations by Tenant.

Except as provided in this Paragraph 13, Tenant shall not make or allow to be made any alterations (structural or otherwise) to the Premises or install any vending machines in the Premises, without first obtaining the written consent of Landlord in each such instance. Any and all alterations to the Premises, including, without limitation, the Tenant Improvements installed in the Premises, the vault, the vault door, drive through windows and pneumatic tubes, shall become the property of Landlord upon the termination of this Lease (except for ATM machines, satellite antenna dishes, trade fixtures not specifically designated to remain, computer equipment, personal property and furniture owned by Tenant).

Notwithstanding the foregoing to the contrary, Tenant shall be allowed, at its sole option and expense, to install (or it may have Landlord install at Tenant’s expense if prior to Tenant’s occupancy) and operate two (2) satellite antenna dishes and cables relating thereto on the roof of the Building without incurring any further rental charges; provided, however, the satellite dish(es) shall not cover, in total, more than 1.3 meters of roof space at the Building.

Further, Tenant may, at its option and expense, install and operate an automatic teller machine in the lobby of the Building in an area approved by Landlord, in its reasonable discretion and in one of the exterior drive-thru lane(s).

14. Graphics and Signage.

All letters and numerals on doors or other signs on the Premises shall be in the standard form of graphics for the Building, and no others shall be used or permitted without Landlord’s prior written consent. Except as provided within this Paragraph 14, Tenant shall not place signs on or in the Premises which are visible from outside the Building. Except as provided within this Paragraph 14, Tenant shall not have any right to maintain signage on the exterior of the Building or on the Land without Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole discretion.

Notwithstanding anything above to the contrary, during the term of this Lease, Landlord agrees to provide Tenant, at Landlord’s cost and expense, standard signage on the Building directory as well as reasonably-priced Building-standard suite entry signage at the primary entrance to the Premises. The building directory signage shall include the names of all on-site bank officers at no initial cost to Tenant. Landlord may require reimbursement for any changes or modification to the bank officers’ directory.

Notwithstanding anything above to the contrary, Tenant shall be provided with the right to maintain, at Tenant’s sole expense, prominent and exclusive exterior signage on the Building and non-exclusive monument signage, each in form and details as included on in the Building Plans and Specifications. Landlord, at its sole cost and expense, shall use best efforts to obtain any permits or approvals necessary for such signage to be displayed on the Building and at the Premises, pursuant to the provisions of Paragraph 9, and shall perform any electrical service work for the signage at it’s own expense; provided, however, Tenant shall be responsible for the installation and maintenance of any signage at the Premises for on the Building), and such signage shall be maintained in the same manner which signage for other “Class A” properties in the market is maintained.

Notwithstanding anything above to the contrary, during the term of this Lease, Tenant shall have the right to install and maintain on the Premises, Building, Exterior Common Areas (as required) any and all signage, notices or disclosures, required by governmental statutes, rules, or regulations.

During the term of this Lease, the Building shall be named and marketed as the “North State Bank Building” and by no other name.

15. Parking.

During the Lease Term, Tenant shall have, without charge, the non-exclusive right to use 4.5 parking spaces per 1,400 rentable square feet of leased space. Landlord shall also provide seven (7) additional spaces which shall be exclusive, reserved and dedicated to Tenant (the location for which shall be approved pursuant to the provisions of Paragraph 9.2 as part of the Building Plans and Specifications, and shall be designated as “North State Bank Customer Parking Only”, The non-exclusive spaces shall be located near the Premises as reasonably designated by Landlord, in common with Landlord, other tenants of the Building, and their respective guests and invitees, the automobile parking areas, driveways, and footways located on the Land, excluding parking spaces allocated to Lanier Whaley Craft and Company. Landlord shall always provide during the Lease Term, non-exclusive parking for the Building which equals or exceeds the greater of 4.5 parking spaces per 1,000 rentable square feet of leased or occupied space within the Building or such greater amount as may be required by governmental regulation. Landlord shall not lease, grant rights, or otherwise utilize the nonexclusive parking spaces such that the Landlord can not provide the minimum parking requirements for the Building set forth herein.

16. Compliance with Laws.

Tenant and Landlord agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction over the Premises, Building, and Building Common Areas. Without limiting the generality of the foregoing, in the event the Premises Rentable Area or within Tenant’s drive-through facilities must be modified or any other action relating to the Premises Rentable Area or within Tenant’s drive-through facilities must be undertaken following the completion of Landlord’s Construction Obligations to comply with the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant. If the Common Areas or the Building Exterior Common Areas must be modified or any other action relating to the Common Areas or the Building Exterior Common Areas must be undertaken in the future to comply with the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance and if such modification or action is required because of (i) any special or unique use or activity in the Premises by the Tenant, its agents, officers, employees, visitors, sublessees and any other affiliated parties, or (ii) the performance of any alterations within the Premises by Tenant or its representatives, agents, or employees, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant. Except as provided in the immediately preceding sentence, in the event the Common Areas or the Building Exterior Common Areas must be modified or any other action relating to the Common Areas or the Building Exterior Common Areas must be undertaken in the future to comply with the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith, subject to the terms and provisions of this Lease relating to the pass-through of Operating Costs) shall belong to Landlord. Except as provided in the immediately preceding sentence, in the event the Common Areas or the Building Exterior Common Areas must be modified or any other action relating to the Common Areas or the Building Exterior Common Areas must be undertaken in the future to comply with the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance, and if such modification or action is required because of any special or unique use or activity in the Building by the Landlord or other tenant(s) within the building or (ii) the performance of any alterations within the Premises by the Landlord or other tenant(s) within the building or either of their representatives, agents, or employees, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to the Landlord.

17. Building Rules and Regulations.

Tenant shall comply with the rules and regulations applicable to the Building and the Building Exterior Common Areas (the “Rules and Regulations”) adopted and altered by Landlord from time to time and shall cause all of its agents, employees, invitees and visitors to do so; all changes to the Rules and Regulations will be sent by Landlord to Tenant in writing. The initial Rules and Regulations, which have been reviewed and approved by Tenant, are attached hereto as Exhibit D.

18. Entry by Landlord.

Tenant agrees to permit Landlord and Landlord’s agents and representatives to reasonably enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, to show the Premises to prospective purchasers, mortgagees, tenants or insurers, to install or maintain check meters and other devices to determine if Tenant’s electrical usage is in excess of design loads and capacities, and to clean or make repairs, alterations or additions thereto, upon reasonable advance notice to Tenant by Landlord, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Provided, however, Landlord shall give Tenant reasonable advance notice of such entry and Tenant shall have the right to have a representative of Tenant present during any entry (except in case of emergency).

19. Assignment and Subletting.

19.1 Tenant may not assign or encumber this Lease, and may not sublet any part or all of the Premises to other parties without the written consent of Landlord, which Landlord shall not unreasonably withhold. The consent by Landlord to one sublease and/or assignment shall not be deemed a consent to further changes to the Lease. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency, or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

19.2 Notwithstanding anything in this paragraph 19 or otherwise in this Lease to the contrary, an assignment by Tenant to (i) any successor of Tenant resulting from a merger or consolidation into any entity under the common control of the Tenant or (ii) an affiliate under the same control as Tenant and which conducts a business which does not violate any exclusives or other restrictions in Landlord’s other leases of space in the Building (iii) Tenant’s parent corporation; (iv) any entity substantially owned by Tenant or Tenant’s parent corporation; or (v) any entity which substantially owns Tenant’s parent corporation (each such entity described in clauses (i) through (v) whether currently in existence or created at a later date, being a “Tenant Affiliate”) shall be permitted by Tenant at any time during the term of this Lease without restriction, payment of charge or fee, or consent of the Landlord being required and without any negative consequence to the Tenant or Tenant’s rights hereunder. Additionally, any assignment, whether direct or by operation of law, resulting from the sale, merger, acquisition, spin-off, consolidation or reorganization of Tenant or any Tenant Affiliate shall be permitted under this Lease at any time during the term of this Lease without restriction (except that the replacement tenant shall be of equal or greater financial creditworthiness as Tenant), payment of fee or charge or consent of the Landlord being required and without any negative consequence to the Tenant or Tenant’s rights hereunder. Tenant shall promptly, after effecting any such assignment, provide Landlord with notice of the assignment and a copy of the instrument of assignment, if the assignment was effected by written instrument. Upon request by Landlord, the assignee shall execute an instrument by which it assumes Tenant’s obligations under this Lease, if such an assumption was not contained in the instrument of assignment.

19.3 If Tenant assigns, sublets or makes any other transfer of all or any portion of its interest(s) hereunder, Tenant named in this Lease shall remain directly and primarily responsible for the faithful performance and observance of all of the covenants and obligations on Tenant’s part to be performed in this Lease unless otherwise agreed by the parties.

19.4 Any assignee or subtenant hereunder shall be bound by and shall comply with all of the terms and provisions in this Lease, including, without limitation, the use restrictions set forth in Paragraph 5 herein. As a condition to the effectiveness of any assignment that is permitted hereunder, the assignee shall, by an instrument in writing, assume and agree to perform (for the express benefit of Landlord) the terms hereof; and as a condition to the effectiveness of any sublease that is permitted hereunder, the subtenant shall acknowledge in writing (for the express benefit of Landlord) the existence of this Lease and shall covenant not to do or permit to be done anything that would constitute a breach hereof.

19.5 Any attempted assignments, subleases or other transfers by Tenant in violation of the terms and conditions of this Paragraph 19 shall be null and void.

20. Liens.

Tenant will not permit any mechanic’s lien(s) or other liens to be placed upon the Premises, the Building or the Land and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics’ or other liens against the Premises, the Building. In the event any such lien is attached to the Premises, the Building or the Land, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s delivery to Tenant of an invoice therefor.

21. Property Insurance.

Landlord shall maintain fire and extended coverage insurance on the Building and the Premises, such policy(ies) to cover Landlord’s interest in the Building and Premises for not less than the full replacement value thereof Such insurance shall be maintained at the expense of Landlord (as a part of Operating Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord relative to the Land and the Building (collectively, “Mortgagees”; each, a “Mortgagee”), as their respective interests shall appear. Tenant shall maintain, at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises. Tenant shall, at Landlord’s request from time to time, provide Landlord with current certificates of insurance evidencing Tenant’s compliance with the terms and requirements of this Paragraph 21 and Paragraph 22 herein. All policies required to be maintained by Tenant under this Paragraph 21 and Paragraph 22 herein shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or change materially the coverage without first giving thirty (30) days prior written notice to Landlord. Tenant shall also obtain the agreement of Tenant’s insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.

22. Liability Insurance.

Tenant and Landlord shall, each at its own expense, maintain a policy or policies of commercial general liability insurance (occurrence coverage) with respect to the respective activities of each on the Land and in the Building with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company authorized to conduct such business in the State of North Carolina. Such commercial general liability insurance to be maintained by Tenant and Landlord under this Paragraph 22 shall afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof with an umbrella liability policy of $2,000,000 in excess of said liability policy, and such commercial general liability insurance to be maintained by Tenant shall name Landlord as an additional insured. Landlord shall not be required to maintain insurance against thefts within the Premises or the Building or on the Land.

23. Indemnities.

Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, invitees, licensees or any other person entering the Land, the Building or the Premises under the invitation of Tenant or arising out of a default by Tenant in the performance of its obligations hereunder, unless as a result of Landlord’s willful misconduct, as finally determined by a court of competent jurisdiction. Tenant hereby indemnifies and holds Landlord harmless from all liability and claims for any such damage or injury, unless as a result of Landlord’s willful misconduct, as finally determined by a court of competent jurisdiction. Landlord hereby indemnifies and holds Tenant harmless from all liability and claims for any damage or injury resulting from any act or omission of Landlord or Landlord’s agents, servants or employees that constitutes negligence or willful misconduct, and Tenant hereby indemnifies and holds Landlord harmless from all liability and claims for any damage or injury resulting from any act or omission of Tenant or Tenant’s agents, servants or employees that constitutes negligence or willful misconduct.

24. Waiver and Waiver of Subrogation Rights.

Anything in this Lease to the contrary notwithstanding (including, without limitation, Paragraph 23 herein), Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises or a part thereof, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 21 herein or liabilities covered under the insurance policies referred to in Paragraph 22 herein, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees to the extent of the coverage provided under said polices. All insurance policies carried with respect to Paragraph 21 and Paragraph 22 herein, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against Landlord and Tenant.

25. Casualty Damage.

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such casualty) or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building. Landlord may, at its option, unless the casualty resulted from any act or omission of Landlord or Landlord’s agents, servants or employees that constitutes negligence or willful misconduct, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If, by reason of such casualty, the Premises are rendered untenantable in some material portion, and the amount of time required to repair the damage is reasonably determined by Landlord to be in excess of one hundred eighty (180) days from the date upon which Landlord is required to determine whether to terminate this Lease, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after the date Landlord delivers Tenant notice that the amount of time required to repair the damage has been determined by Landlord to be in excess of one hundred eighty (180) days. If Landlord (or Tenant, if applicable) does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition as existed immediately prior to the occurrence of the casualty, except that Landlord’s obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building Shell Improvements and installing the Tenant Improvements in the Premises, nor shall Landlord be obligated to restore the Building Shell Improvements or the Premises if the cost of the restoration work required under this Lease and all other leases of space in the Building exceeds the insurance proceeds actually received by Landlord as a result of the casualty unless the casualty resulted from any act or omission of Landlord or Landlord’s agents, servants or employees that constitutes gross negligence or willful misconduct. Landlord shall notify Tenant promptly in writing if it does not intend to restore the premises for the reasons stated above. In such event, Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after the date Landlord delivers Tenant notice that it does not intend to restore the Premises. When the Tenant Improvements have been restored by Landlord, Tenant shall restore Tenant’s furniture and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises or portion thereof are unfit for occupancy. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the willful misconduct or gross negligence of Tenant or any of Tenant’s agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense are not covered by insurance proceeds.

26. Condemnation.

If the whole or substantially the whole of the Building, Building Common Areas necessary for the use and enjoyment of the Premises, or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

If less than the whole or substantially the whole of the Building, Building Common Areas necessary for the use and enjoyment of the Premises, or Premises are thus taken or sold and Building, or remaining portion thereof, can no longer be operated as a multi-tenant office building on a financially sound basis, in Landlord’s reasonable opinion, (whether or not the Premises are affected by the taking or sale) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority.

If any Mortgagee should require that the condemnation proceeds payable as a result of such taking or sale be applied to the payment of the mortgage debt, Landlord shall diligently pursue additional financing or new financing to secure funds necessary to-restore the Building and the Premises to substantially their former condition. In the event Tenant is unable to secure the necessary financing within one hundred and eighty days from the date of the taking, Landlord shall immediately notify Tenant of the inability to obtain such financing. In such event, Tenant may elect to contribute the amount of the deficiency to the cost of the repair and restoration to the extent adequate financing cannot be obtained, or if Tenant does not elect to make the necessary contribution, Tenant may elect to terminate this Lease. Tenant shall notify Landlord of its election to make or not make the necessary contribution or to terminate the lease within thirty (30) days after the date on which Tenant receives the notice from Landlord of its inability to obtain financing. If Tenant makes the contribution, the amount of the contribution shall be divided by the number of remaining months left on the Lease and said amount shall be deducted from Base Rent due for the remaining months of the Lease. If Tenant elects to terminate the Lease, then Tenant shall be entitled to recover from Landlord its relocation expenses resulting from the termination. The rights under this paragraph are in addition to all rights of Tenant to share in the condemnation award as provided herein below and to receive any equitable adjustment to rent resulting from a partial taking as provided herein below.

If less than the whole or substantially the whole of the Building, Building Common Areas necessary for the use and enjoyment of the Premises, or the Premises are thus taken or sold and Tenant’s intended use under the Lease including drive through teller lanes and ATM lanes can no longer be operated in a reasonable manner to serve its banking customers, Tenant may terminate this Lease by giving written notice thereof to Landlord, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority.

If this Lease is not so terminated upon any such taking or sale and if a portion of the Premises or Tenant’s rights under this Lease are affected thereby, the Base Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord reasonably deems feasible, restore the Building and the Premises to substantially their former condition, except Landlord shall not in any event be obligated to pay for the restoration of the Building Shell Improvements or the Tenant Improvements to the extent the cost of the restoration work required under this Lease and all other leases of space in the Building exceeds the amount received by Landlord for such taking. If the amount awarded to Landlord on account of the taking is not sufficient to permit Landlord to so alter, repair, and restore the Building and the Premises, Landlord shall notify Tenant of such deficiency within sixty (60) days after the Date of Taking and Tenant may elect to contribute the amount of the deficiency to the cost of the repair and restoration, or if Tenant does not elect to make the necessary contribution, Tenant may elect to terminate this Lease. Tenant shall notify Landlord of its election to make or not make the necessary contribution or to terminate the lease within thirty (30) days after the date on which Tenant receives the notice of deficiency from

Landlord. Tenant shall not be entitled to and expressly waives all claims to any compensation for any portion of any award relating to the value of the Building or the Premises (except for any award given for reasonable Tenant upfit expenses over and above the Tenant Improvement Allowance, or any award given for Tenant’s personal property or trade fixtures not part of the Tenant Improvement Allowance) and confirms that all such awards shall belong to Landlord. Tenant shall be entitled to that portion of any award associated with Tenant’s upfit expenses over and above the Tenant Improvement Allowance and any award given for Tenant’s personal property or trade fixtures not part of the Tenant Improvement Allowance. Tenant shall also be entitled to pursue any claim and/or recover any portion of any award related to Tenant’s loss of business, relocation costs, or similar damages.

27. Damages from Certain Causes.

Neither Landlord nor Tenant shall not be liable the other for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other Force Majeure Matter.

28. Events of Default/Remedies.

28.1 The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant fails to pay any installment of Base Rent or Additional Rent when due and such failure continues for more than five (5) days after Tenant is given written notice of such failure (provided, however, Tenant shall not be entitled to such notice and cure period more than twice in any calendar year during the Lease Term); (ii) Tenant fails to comply with any provision of this Lease (other than clauses (iii), (iv), (v), and (vi) in this Paragraph 28.1), all of which terms, provisions and covenants shall be deemed material and such failure continues for more than thirty (30) days after Tenant is given written notice of such failure, unless such failure cannot be reasonably cured within said thirty (30) day period and Tenant has begun and continues to cure said failure, in which case Tenant shall be provided an additional period, not to exceed sixty (60) days from the initial notice, prior to an event of default being called (provided such 30-day notice and cure period for non-monetary defaults shall be decreased or dispensed with, as reasonably required, in cases of emergency or in circumstances where such failure will result in a default by Landlord under other leases of space in the Building); (iii) the leasehold hereunder demised is taken on execution or other process of law in any action against Tenant by a third party creditor; (iv) Tenant becomes insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (v) Tenant takes any action to or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant which involuntary petition is not dismissed within ninety (90) days; (vi) a receiver or trustee is appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant and Tenant has been unable to have said receiver or trustee removed within ninety (90) days of its appointment. Provided, however, and notwithstanding the foregoing provisions in this Paragraph 28.1, Tenant shall not be entitled to any notice and cure period in connection with Tenant’s obligation to vacate the Premises at the end of the Lease Term.

28.2 Upon the occurrence under this Lease of any event or events of default by Tenant, whether enumerated in Paragraph 28.1 herein or not, Landlord shall have the option to pursue any one or more of the following remedies; (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant’s right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and (iv) exercise all other remedies and seek all damages available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.

In the event of an elected termination of this Lease by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total Base Rent and Additional Rent which would have been payable by Tenant hereunder for the remainder of the Lease Term (which total Base Rent and Additional Rent may at Landlord’s election be accelerated to be due and payable in full as of the event or events of default and recoverable as damages in a lump sum) less the reasonable rental value of the Premises for the remainder of the Lease Term.

In the event Landlord elects to re-enter or take possession of the Premises after Tenant’s default. Tenant hereby waives notice of such re-entry or repossession and of Landlord’s intent to re-enter or retake possession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. In addition, the provisions of Paragraph 31 herein shall apply with respect to the period from and after the giving of notice of such termination to Tenant. All of Landlord’s remedies under this Lease shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or an election of remedies.

28.3 Any installment of Base Rent and any Additional Rent not paid within ten (10) days following the date when due and payable shall bear interest from the date due until paid at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum lawful contract rate per annum.

28.4 This Paragraph 28 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and

Landlord hereby agree that notice, in writing only and delivered in accordance with Paragraph 37 herein, shall be sufficient to evidence and effect the termination therein provided for.

28.5 Landlord shall be in default hereunder in the event Landlord fails to comply with any provision of this Lease all of which terms, provisions and covenants shall be deemed material and such failure continues for more than thirty (30) days after Landlord is given written notice of such failure, unless such failure cannot be reasonably cured within said thirty (30) day period and Tenant has begun and continues to cure said failure, in which case Landlord shall be provided an additional period, not to exceed sixty (60) days from the initial notice, prior to an event of default being called (provided such 30-day notice and cure period for non-monetary defaults shall be decreased or dispensed with, as reasonably required, in cases of emergency or in circumstances where such failure will result in a default by Tenant under other leases of space in the Building or for specific provisions under this Lease which allow the right to terminate without providing a cure period to Landlord). Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee(s) who then hold(s) a mortgage on the Building the same notice and time period as Landlord to cure any default by Landlord under this Lease. In the event of any default hereunder by Landlord, except as otherwise specifically provided herein, Tenant shall have the right to pursue any legal or equitable remedy at law or in equity, including but not limited to recovery of money damages from Landlord through appropriate legal proceedings subject to the provisions of Paragraph 36 herein. Tenant may only withhold rent, abate rent, reduce rent, offset rent, credit or holdback rent upon obtaining a court order allowing the same.

28.6 Each of Tenant and Landlord shall, in the event of a default by the other, take reasonable steps to mitigate any damages which may be incurred as a result of such default.

29. Security Deposit.

If the Lease Summary provides for a Security Deposit to be paid by Tenant to Landlord, then as security for the performance of its obligations under this Lease, Tenant, simultaneously with the execution of this Lease, shall pay to Landlord a security deposit (the “Security Deposit”) in the amount stated in the Lease Summary. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay any interest on the Security Deposit. Within forty five (45) days after the expiration date of the Lease Term, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of rent or a measure of damages for any defense to any action which Landlord may at any time commence against Tenant. If Landlord’s interest in the Premises is sold or otherwise transferred, Landlord shall have the right to transfer the Security Deposit to the new owner, and upon the new owner’s express assumption of the obligation for the Security Deposit required by this Lease, Landlord shall thereupon be released from all liability for the Security Deposit, and Tenant shall thereafter look solely to such new owner for the Security Deposit. The terms hereof shall apply to every transfer of the Security Deposit. If the Lease Summary does not provide for a Security Deposit to be paid by Tenant to Landlord, then the terms and provisions of this Paragraph 29 shall not be applicable under this Lease and this Lease shall be construed as if the text in this Paragraph 29 were stricken in its entirety.

30. Peaceful Enjoyment.

Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest hereunder.

31. Holding Over.

If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, whether with or without Landlord’s acquiescence, Tenant shall be deemed a tenant at will. In the event of any such holding over by Tenant after the expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant’s right of possession pursuant to Paragraph 28.2 herein, Tenant shall, throughout the entire holdover period, pay Base Rent equal to one and one-half (1 1/2) times the Base Rent in effect immediately before the holdover period began, together with all applicable Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the Lease Term.

32. Subordination to Mortgage.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing or hereafter arising upon the Premises, the Building and/or the Land, and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such Mortgagee shall have the right (without seeking or obtaining Tenant’s consent) at any time to subordinate such mortgage, deed of trust or other lien to this Lease so long as the applicable Mortgagee agrees that this Lease shall not be divested by foreclosure or other default proceedings under the mortgage documents so long as Tenant is not in default under the terms of this Lease beyond any applicable cure period set forth herein.. Tenant agrees to cooperate and execute and deliver such further instruments, as may reasonably be requested by Landlord or Mortgagee, subordinating this Lease or attorning to the holder of any such liens as Landlord may request within fifteen (15) days of the date of such request. Provided, however, as a condition to Tenant’s obligation to execute and deliver any such subordination and attornment instrument, the applicable Mortgagee must agree that this Lease shall not be divested by foreclosure or other default proceedings under the mortgage documents so long as Tenant is not in default under the terms of this Lease beyond any applicable cure period set forth herein. Notwithstanding the foregoing to the contrary, Tenant agrees to execute and deliver to Landlord’s existing lender within ten (10) days after the date of this Lease the Subordination, Attormnent and Non-Disturbance Agreement attached hereto as Exhibit F and incorporated herein by reference.

33. Estoppel Certificate.

Tenant agrees that it will, from time to time upon request by Landlord and within fifteen (15) days of such request, cooperate and execute and deliver to such persons as Landlord shall request an estoppel certificate in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that, to the best knowledge of Tenant, Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

34. Attorneys’ Fees.

In the event either party defaults in the performance of any of the terms of this Lease and the other party employs attorney(s) in connection therewith, the defaulting party agrees to pay the prevailing party’s reasonable attorneys’ fees (calculated at such attorneys’ reasonable and customary hourly rates and without regard to the amount in controversy) and costs of litigation.

35. No Implied Waiver.

The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy in this Lease provided.

36. Personal Liability.

The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the equity of Landlord in the Building and the Land at the time such liability arises, and Tenant agrees to look solely to Landlord’s equity in the Building and the Land (or any proceeds representing the same arising from voluntary or involuntary transfer, including condemnation or paid as part of any insurance settlement) for recovery of any judgment from Landlord, it being intended that neither Landlord nor the shareholders, parents, affiliates, partners, members, or owners of Landlord shall be personally liable for any judgment or deficiency. Nothing contained herein shall deny Tenant the right to withhold rent, abate rent, reduce rent, offset rent, credit or holdback rent upon obtaining a court order allowing the same following a breach by the Landlord.

37. Notices.

Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified or registered and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by overnight delivery service (e.g., Federal Express), or by hand delivery with written confirmation of receipt, addressed to the party to be notified at the applicable address stated in the Lease Summary or such other address, notice of which has been given to the other party pursuant to this Paragraph 37. Notice delivered in the manners hereinabove described shall be effective from and after the actual receipt (or rejection) of the notice by the party upon whom notice is to be delivered.

38. Severability.

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law, notwithstanding the invalidity of any other term or provision hereof.

39. Recordation.

Tenant agrees not to record this Lease; provided, however, Landlord shall execute and deliver a memorandum of this Lease, in recordable form, and suitable to provide record notice of this Lease, if so requested by Tenant. Such memorandum shall be in form an substance substantially similar to that Memorandum of Lease form attached as Exhibit I. In the event a memorandum of this Lease is placed on the public land records by Tenant, Tenant agrees to execute and deliver to Landlord, within ten (10) days after request therefor by Landlord (but no earlier than thirty (30) days prior to the expiration or earlier termination of the Lease Term), an appropriate document, in recordable form reasonably acceptable to Landlord, suitable to terminate such memorandum of record; and Landlord shall be entitled to record such termination instrument in the public land records.

40. Governing Law.

This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of North Carolina.

41. Force Majeure.

Unless otherwise stated herein, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any condition, matter or circumstance beyond the reasonable control of Landlord or Tenant, as applicable (collectively, “Force Majeure Matters”; each, a “Force Majeure Matter”), including, without limitation, the following: strikes; unavailability of materials; lockouts; acts of God; governmental restrictions, war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; unusual inclement weather; a condemnation; failure of a governmental instrumentality to act in a timely fashion; any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction or Landlord’s performance of Landlord’s Construction Obligations, including, without limitation, the issuance of an injunction enjoining such performance, approval, and/or issuance, as the case may be, provided such period shall not run for greater than sixty (60) days; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause enacted after the Rent Commencement Date. Without limiting the generality of the foregoing, in the event a Force Majeure Matter affects Landlord’s construction and delivery obligation(s) relative to the Premises under this Lease, at Landlord’s option, the Rent Commencement Date shall be extended by the same number of days as the number of days of delay caused by such Force Majeure Matter on the critical path of completing such construction and delivery obligation(s). Any party seeking an adjustment for a Force Majeure Matter must provide written notice to the other party within ten (10) days of the occurrence of the Force Majeure Matter and the period of time for which an adjustment is requested. In the event written notice is not given within the ten (10) day period, the party seeking the adjustment for the Force Majeure Matter waives its right to said adjustment and no adjustment shall be made for that particular Force Majeure Matter.

42. Time of Performance.

Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence of this Lease.

43. Transfers by Landlord.

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations, except those obligations of Landlord with respect to which a default exists as of the effective date of such transfer or assignment. Tenant will be entitled to utilize any abatement, rent reduction, offset, credit or holdback rights available to Tenant under the Lease to recover the cost of curing any default of a prior landlord, and the new Landlord will be obligated to remedy any non-monetary default by any prior landlord (such as, for example, a failure to repair) that continues un-remedied after a transfer or assignment.

44. Commissions.

Landlord warrants and represents to Tenant that Landlord has not engaged or contracted with any person, firm or entity to serve or act as a broker, agent or finder, other than Broker (if any), for the purpose of leasing the Premises or in regard to this Lease. Tenant warrants and represents to Landlord that Tenant has not engaged, contracted with or dealt with any person, firm or entity (other than Broker, if any) to serve or act as a broker, agent or finder for the purpose of leasing the Premises or in regard to this Lease. Landlord agrees to be solely responsible for the payment of any commission to Broker (if any) relating to this Lease pursuant to a separate agreement between Landlord and Broker (if any). Tenant shall and does hereby indemnify and hold harmless Landlord from and against any claim for any consulting fee, finder’s fee, commission, or like compensation, including reasonable attorneys’ fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Tenant, excluding the commission payable by Landlord to Broker (if any) as described above. Landlord shall and does hereby indemnify and hold harmless Tenant from and against any claim for any consulting fee, finder’s fee, commission, or like compensation, including reasonable attorneys’ fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Landlord (including the commission payable by Landlord to Broker, if any, as described above).

45. Effect of Delivery of this Lease.

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and such delivery does not constitute an offer to Tenant or an option in favor of Tenant. This Lease shall not be effective until an original executed by both Landlord and Tenant is delivered to and accepted by Landlord.

46. Intentionally Deleted.

47. Hazardous Materials.

47.1 To the best of Landlord’s knowledge (without any inquiry or investigation), no chemical substances, asbestos or asbestos-containing materials, formaldehyde, polychlorinated biphenyls, and no toxic, carcinogenic, radioactive, dangerous or hazardous material, substance, waste, contaminant, or pollutant regulated now or hereafter by any governmental entity or agency (collectively, “Hazardous Materials”) currently exist in the Building or on the Land or previously existed on the Land in violation of applicable governmental regulation. Throughout the Lease Term, Landlord shall not knowingly cause, permit or allow any Hazardous Materials to be placed, stored, dumped, dispensed, released, discharged, used, sold, transported, or located on or within any portion of the Premises, the Building or the Land by itself or its servants, agents, and employees; provided, however, minor quantities of Hazardous Materials may be used or stored in the Building and on the Land for cleaning purposes, in connection with the use of office equipment and the normal operation of offices by tenants and occupants of the Building and in connection with construction and maintenance activities relating to the Building and the Land, so long as such quantities and the use thereof are permitted by or are exempt from applicable governmental regulation. Landlord agrees to promptly clean up any Hazardous Materials (other than those permitted above) which are placed in the Building or on the Land by Landlord or its servants, agents and employees and to remediate and remove any such contamination of the Building and/or the Land resulting from the acts of Landlord and its servants, agents and employees, at Landlord’s cost and expense, in compliance with all applicable laws, ordinances, rules and regulations then in effect, at no cost or expense to Tenant.

47.2 Throughout the Lease Term, Tenant shall not knowingly cause, permit or allow any Hazardous Materials to be placed, stored, dumped, dispensed, released, discharged, used, sold, transported, or located on or within any portion of the Premises, the Building or the land by itself or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants; provided, however, minor quantities of Hazardous Materials may be used or stored in the Premises for cleaning purposes only or in connection with the use of office equipment and the normal operation of Tenant’s office only, so long as such quantities and the use thereof are permitted by or are exempt from applicable governmental regulation. Tenant agrees to give Landlord prompt written notice of any discovery, discharge, release or threatened discharge or threatened release of any Hazardous Materials on or about the Premises, the Building or the Land. Tenant agrees to promptly clean up any Hazardous Materials which are placed in the Premises or on the Land by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants and to remediate and remove any such contamination relating to the Premises, the Building and/or the Land, as appropriate, at Tenant’s cost and expense, in compliance with all applicable laws, ordinances, rules and regulations then in effect and to Landlord’s satisfaction, at no cost or expense to Landlord. Additionally, Tenant hereby agrees to indemnify and hold harmless Landlord and Landlord’s partners, officers, directors, members, affiliates, employees and agents from and against all loss, cost, damage, liability and expense (including attorneys’ fees and expenses) arising from or relating to any Hazardous Materials which are placed in the Premises or the Building or on the Land by Tenant or its servants, agents, employees, contractors, subcontractors, licensees, assignees or subtenants.

47.3 The terms and provisions in this Paragraph 47 shall survive the termination or earlier expiration of this Lease.

48. Evidence of Authority.

If requested by Landlord or Tenant, the other party shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant or Landlord, as applicable, and the authority of any parties signing this Lease to act for Tenant or Landlord. By signing this Lease on Tenant’s and Landlord’s behalf, the signatory for each party hereby represents the truth of such facts to Landlord and Tenant, as applicable.

49. Survival of Obligations.

Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Lease Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) rent payments, (ii) the condition of the Premises and the removal of Tenant’s property, and (ii) indemnity and hold harmless provisions in this Lease.

50. Confidentiality.

Tenant agrees, on behalf of Tenant and Tenant’s employees, agents, contractors, consultants, partners, affiliates, assignees and subtenants, not to disclose the terns of this Lease or the results of any audit of Landlord’s books and records under this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant’s interest in this Lease or any subtenant of Tenant relative to the Premises (or any portion thereof), (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

51. Miscellaneous Provisions.

The entire agreement, intent and understanding between Landlord and Tenant is contained in the provisions of this Lease and the exhibits attached hereto; and any stipulations, representations, promises or agreements, written or oral, made prior to or contemporaneously with this Lease shall have no legal or equitable effect or consequence unless reduced to writing herein or in the exhibits attached hereto. This Lease may not be modified except by a written instrument by the parties hereto. The terms “Landlord” and “Tenant” and all pronouns relating thereto shall be deemed to mean and include corporations, partnerships and individuals as may fit the context, and the masculine gender shall be deemed to include the feminine and the neuter, and the singular number, the plural.

52. Access.

Tenant, or a telecommunication company selected by Tenant (provided Landlord is provided reasonable notice of any request for such access) shall be provided access to the Premises and Building for the installation and operation of Tenant’s telecommunications systems.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

LANDLORD:

ATRIUM INVESTMENTS, LLC, a North Carolina limited liability company

By:
Name:
Title:

TENANT:

NORTH STATE BANK

By:
Name:
Title:

EXHIBIT A

Description of Land

Being all of Lot 6R and Lot 7R, Section III, Landfall Center, as the same is shown on a map recorded in Map Book 33 at Page 147 of the New Hanover County Registry, reference to which is hereby made of a more particular description.

EXHIBIT B

Initial Space

See Attached Site Plan and Space Drawings

EXHIBIT C

Landlord’s Construction Obligations

Landlord shall complete all of Landlord’s obligations set forth in Paragraph 9.1 through Paragraph 9.4 of the Lease including completion of the Exterior Building Common Areas. Landlord shall deliver the Premises to Tenant as a “Shell Vanilla Box”. The following work shall be included within said “Shell Vanilla Box” delivery:

1.	Architectural design including structural, plumbing, HVAC, and electrical of the “Shell Vanilla box” construction.

2.	General construction, supervision, temporary facilities, equipment, cleanup, and administration of the “shell vanilla box.”

3.	Termite control.

4.	Shell vanilla box building concrete foundations and slab-on-grade.

5.	Shell vanilla box building structure.

6.	Shell vanilla box building second floor concrete slab-on-deck.

7.	Building stairs and perimeter shaft walls.

8.	Shell building roofing, flashing, parapets, canopies, and metal siding.

9.	Shell building roof carpentry.

10.	Shell building exterior curtain wall, windows, doors, and glazing, exterior heavy gage metal stud framing, sheathing applied to metal studs, and thermal insulation in the metal studs. Exterior perimeter wall gypsum board is included in the “Shell Vanilla Box” construction.

11.	Building tenant demising walls (metal studs & drywall) taped and sanded.

12.	Core area partitions, acoustical ceilings and flooring.

13.	Building elevator, elevator shaft, elevator foundations, and elevator electrical wiring.

14.	HVAC system shall be a rooftop central system with the roof top equipment and vertical main duct feeds to each floor provided in the “Shell vanilla box” construction. The tenant finish out allowance shall include all branch ductwork, VAV boxes, grilles, registers, returns, tenant area fans, and control wiring.

15.	the HVAC will be provided based on approximately 355 sf/ton of cooling capacity.

16.	Complete HVAC for the core areas will be provided in the “Shell vanilla box” cost.

17.	Electrical meter, meter box and individual tenant panels shall be provided in the “Shell vanilla box” construction along with the power wiring of the roof top equipment and core area lighting and electrical outlets.

18.	Tenant shall be responsible for all lighting, power wiring, electrical outlets, telephone, data, and cable outlets within the tenant space, along with the necessary alarm and security wiring and controls for the individual tenant space within the tenant finish out allowance.

19.	Each individual tenant doorway entrance shall be included in the tenant finish out allowance.

20.	The fire protection system riser, main, branch piping and sprinkler heads shall be included in the “shell vanilla box” construction.

21.	Window coverings shall be included in the “shell vanilla box” construction as per the landlord standards.

22.	Water/sewer service shall be provided to each building floor janitor’s closet. Tenant shall tie into the water service at the janitor’s closet for upfit of his space as a part of the tenant finish out allowance, The water usage shall be part of the building CAM charges.

23.	Finish flooring and ceiling construction shall be included in the tenant areas finish out allowance.

24.	Bank equipment, security equipment, teller lines, vault, vault foundations and door, drive-thru equipment, and ATM shall be furnished and installed by the Bank.

EXHIBIT D

Rules and Regulations

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by any tenant or its officers, agents, servants, and employees, or be used for any purpose other than ingress and egress to and from premises in the Building, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. Except as otherwise permitted in the Lease, no signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its discretion. However, the prohibition in the immediately preceding sentence shall not limit or restrict any tenant’s right to maintain within the premises occupied by such tenant any signs, directories, posters, advertisements, or notices so long as such items are not visible from the exterior of the premises occupied by such tenant or from the Common Areas of the Building. Building standard suite identification signs will be prepared by Landlord at each tenant’s expense. Landlord shall have the right to remove all unapproved signs without notice to any tenant, at the expense of the responsible tenant.

4. No tenant shall do, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

6. Each tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require.

7. All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Landlord’s written approval must be obtained for any delivery after normal working hours.

8. Each tenant shall cooperate with Landlord’s employees in keeping such tenant’s premises neat and clean.

9. Each tenant shall not cause or permit any improper noises in the Building, allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants or persons having business with them. However, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises and that such food services facility may emit odors normally associated with the operation of such on-site food services facilities.

10. No animals shall be brought into or kept in or about the Building.

11. When conditions are such that a tenant must dispose of crates, boxes, etc. on the sidewalk, it will be the responsibility of such tenant to dispose of same prior to 7:30 a.m. or after 5:30 p.m.

12. No machinery of any kind, other than ordinary office machines such as typewriters, information processing systems, copy machines, communications equipment and calculators, shall be operated in any premises in the Building without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials. No space heaters or fans shall be operated in the Building.

13. No motorcycles or similar vehicles will be allowed in the Building.

14. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except as approved by Building maintenance personnel. Notwithstanding the foregoing, a tenant may decorate the interior of such tenant’s premises at such tenant’s sole discretion provided such decorations do not impact the structural integrity of the Building and cannot be seen from the exterior of the Building or from any Common Areas of the Building.

15. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

16. No food and/or beverages shall be distributed from any tenant’s office without the prior written approval of the Building manager. But a tenant may prepare coffee and similar beverages and warm typical luncheon items for the consumption of such tenant’s employees and invitees. Furthermore, Landlord acknowledges that, if permitted by the applicable lease, a tenant may operate a food services facility within the premises of such tenant for the sole use and benefit of the occupants of such premises.

17. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys or access cards or codes shall be furnished by Landlord, and the same shall be surrendered upon termination of the applicable lease, and each tenant shall then give Landlord or Landlord’s agent an explanation of the combination of all locks on the doors or vaults. Replacement access cards or codes (i.e., replacements for access cards or codes previously issued by Landlord) shall be obtained only from Landlord, and Tenant shall pay to Landlord (as Additional Rent, within thirty (30) days after Tenant receives an invoice therefor) Ten and No/100 Dollars ($10.00) for each access code or card in excess of the Access Card Allotment which is issued to Tenant during the Lease Term.

18. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for the responsible tenant’s account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

19. Each tenant shall comply with reasonable parking rules and regulations as may be posted and distributed by Landlord from time to time.

20. No portion of the Building shall be used for the purpose of lodging rooms.

21. Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to the responsible tenant, at the responsible tenant’s expense.

22. No tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by licensed contractors and/or workmen.

EXHIBIT E

Rent Commencement Date Stipulation

Pursuant to that certain Lease Agreement (the “Lease”) between Atrium Investments, LLC (the “Landlord”) and North State Bank (the “Tenant”) dated as of                 , 2006, for certain premises located on the south side of Eastwood Road near Military Cutoff Road, in Wilmington, North Carolina, Landlord and Tenant hereby stipulate and certify that:

1.	The Rent Commencement Date under the Lease is , 200 , and the expiration date of the Lease Term is , 20 .

2.	Tenant’s obligation to pay Rent under the Lease commenced on the Rent Commencement Date.

The terms and provisions of this Rent Commencement Date Stipulation are hereby incorporated into the Lease and modify any and all provisions to the contrary contained therein.

Executed under seal as of the          day of                 , 200    .

TENANT:

NORTH STATE BANK

By:
Name:
Title:

LANDLORD:

ATRIUM INVESTMENTS, LLC, a North Carolina limited liability company

By:
Name:
Title:

EXHIBIT F

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

STATE OF NORTH CAROLINA	SUBORDINATION, ATTORNMENT
AND NONDISTURBANCE
COUNTY OF NEW HANOVER	AGREEMENT

THIS AGREEMENT is made this          day of                 , 2006, among NORTH STATE BANK, a North Carolina banking corporation (“Tenant”),                      (the “Lender”),                     , (“Trustee”), and ATRIUM INVESTMENTS, LLC, a North Carolina limited liability company (the “Landlord”);

A. By lease agreement dated December         , 2006 (the “Lease”), Landlord leased to Tenant premises (the “Premises”) located in New Hanover County, North Carolina, which are more particularly described in Exhibit “A” to the Lease along with certain access and other rights in property more particularly described in the Lease. A memorandum of the Lease is recorded in Book              at Page              of the New Hanover County Registry.

B. Lender is the owner and holder of an indebtedness secured by a deed of trust recorded in Book              at Page              of the New Hanover County Registry which constitute liens against the Premises (collectively herein the “Deed of Trust”). Trustee is the trustee under the Deed of Trust.

C. As a condition to the Lease, Landlord and Tenant have agreed to confirm the subordination of the Lease to the Deed of Trust upon the terms and conditions stated in this Agreement, and Lender and Trustee acknowledge the benefit of the Lease as it relates to its Deed of Trust.

NOW, THEREFORE, in consideration of their mutual promises, Lender, Trustee, Landlord, and Tenant agree as follows:

1. Subordination. The Lease and all renewals, modifications, and extensions of the Lease are subject and subordinate to the Deed of Trust and all renewals, modifications, and extensions of the Deed of Trust.

2. Attornment. Tenant agrees to attorn to Lender if Lender acquires title to the Premises by foreclosure or otherwise, or to any third party who acquires title to the Premises at a foreclosure sale under the Deed of Trust (such lender or purchaser being referred to in this agreement as the “New Landlord” and the date on which New Landlord acquires title to the Premises being referred to herein as the “Attornment Date”) in each case under all of the terms, conditions, and covenants of the Lease; provided, however, that

a. Tenant shall be under no obligation to pay rent or render any performance to the New Landlord until it has received notice (in the manner provided in the Lease) of its obligation to do so from New Landlord, together with a copy of New Landlord’s title insurance policy or other satisfactory evidence of title.

b. New Landlord must assume all obligations under the Lease arising after the Attornment Date.

c. From and after the Attornment Date, the respective rights and obligations of Tenant and New Landlord will be as provided in the Lease, which is incorporated in this Agreement by reference, except that:

(1) New Landlord will not be liable for nonpayment or nonperformance by any prior landlord of Lease obligations arising prior to the Attornment Date, or for damages resulting from any prior landlord’s act or omission which occurred prior to the Attornment Date, except that:

(a) Tenant will be entitled to utilize any rent reduction, offset, credit or holdback rights available to Tenant under the Lease to recover the cost of curing any such default of a prior landlord;

(b) New Landlord will be obligated to remedy any non-monetary default by any prior landlord (such as, for example, a failure to repair) that continues unremedied after the Attornment Date.

(2) New Landlord will not be bound by any rent paid in advance by Tenant to any prior landlord for more than the current month.

(3) New Landlord will not be liable for any security deposit paid by Tenant to any prior landlord, except to the extent such security deposit paid been actually received by or credited to the account of New Landlord.

3. Payment of Rent to Lender. If Lender becomes a mortgagee in possession of the Premises or exercises its rights under the loan documents securing its loan to Landlord to have rental payments made directly to Lender without taking possession of the Premises, then Tenant agrees to make all payments of rent directly to Lender upon Lender’s written instructions to Tenant. If and to the extent Lender demands and receives any such payments from Tenant;

a. Landlord agrees that Tenant may rely upon such written instructions of Lender and need not obtain other confirmation of Lender’s right and authority to receive such payments;

b. Landlord, to the extent of such rental payments, releases and discharges Tenant from liability under the Lease for such payments, to the same extent as if they have been made to Landlord, and

c. Landlord agrees to look solely to Lender for recovery of any such payments made by Tenant in the event Landlord disputes Lender’s right to receive such payments.

4. Non-Disturbance. Lender agrees that so long as Tenant is not in default under the Lease beyond any applicable cure period:

a. Tenant’s possession of the Premises and its rights and privileges under the Lease (including, without limitations, Tenant’s right to have casualty insurance and condemnation proceeds applied as provided in the Lease) will not be diminished or interfered with and its occupancy of the Premises will not be disturbed; and

b. Tenant will not be named as a party to any foreclosure proceedings unless Tenant’s joinder is required by law.

5. Modification of Lease. Tenant agrees that so long as the Premises are subject to the liens of the Deed of Trust, Tenant will not, without the prior written consent of the Lender, enter into any agreement modifying the Lease in any material respect (including without limitation, any decrease in the rent, decrease of the Lease Term or delay in the Commencement Date), and that Lender will not be bound by any such agreement made without its consent.

6. Lender’s Rights to Cure Landlord Defaults. So long as the Premises are subject to the liens of the Deed of Trust, Tenant will give Lender duplicate notice of any claimed default on the part of Landlord, in the manner provided by the Lease, at the address set forth in this Agreement, and will permit Lender to cure any default by Landlord under the Lease during any period when the Landlord would be entitled to do so, and (i) for ten (10) days after such period with respect to any default which can be cured by the payment of money, and (ii) with respect to any other default, for thirty (30) days after such period, and for such reasonable additional time, not to exceed sixty (60) days, as may be required to effect a cure, if Lender, acting diligently, cannot effect the cure within the first thirty (30) day period, but promptly commences to cure the default and notifies Tenant in writing that it has commenced such cure within such periods, and proceeds diligently to effect such cure.

7. Notices. All notices required or permitted by the terms of this Agreement shall be deemed given only when deposited in the United States Registered or Certified Mail, Postage Prepaid, or, with verification of delivery, when received by telegram, cable, telex, commercial courier or any other generally accepted means of business communication, to a party at the address set forth below for each party. A party may change the address to which notices must be sent by giving notice to the other parties in accordance with this Paragraph. The initial notice address for each party is as follows:

If to Lender:

If to Tenant:	North State Bank
4720 Falls of Neuse Road
Raleigh, North Carolina 27609
Attention: Kirk Whorf

If to Landlord:	Atrium Investments, LLC
1135 Military Cutoff Road
Wilmington, NC 28405
Attention: Stephen D. Saieed

8. Interpretation and Effect. This Agreement:

a. shall remain in effect at all times during the Lease or any extension or renewal of the Lease, notwithstanding any defaults or foreclosures under the Deed of Trust,

b. is to be governed, enforced, and construed in accordance with the internal laws of the State of North Carolina;

c. binds the parties and their successors and assigns, notwithstanding any inconsistent provisions of the Deed of Trust, and the covenants contained in this Agreement shall be covenants running with the land and bind all successors in title to the Premises; and

d. may not be modified except by a writing executed by the parties.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, all as of the date first stated above.

LENDER:

,
By:
Name:
Title:	President

STATE OF NORTH CAROLINA

COUNTY OF NEW HANOVER

I,                                                              , a Notary Public for the County and State aforesaid, certify that                                                               personally came before me this day and acknowledged that s/he is                                          President of                                         , and that s/he, as                                          President, being authorized to do so executed the foregoing instrument on behalf of the corporation.

WITNESS my hand and official stamp or seal, this      day of                 , 2006.

Notary Public

My Commission Expires:
[Notary Seal]

TRUSTEE:

, Trustee
By:
Name:
Title:	President

STATE OF NORTH CAROLINA

COUNTY OF NEW HANOVER

I,                                                              , a Notary Public for the County and State aforesaid, certify that                                                               personally came before me this day and acknowledged that s/he is                                          President of                                         , and that s/he, as                                          President, being authorized to do so executed the foregoing instrument on behalf of the corporation.

WITNESS my hand and official stamp or seal, this      day of                 , 2006.

Notary Public

My Commission Expires:
[Notary Seal]

LANDLORD:

ATRIUM INVESTMENTS, LLC, a North Carolina limited liability company

By:
Name:
Title:

TENANT:

NORTH STATE SANK

By:
President

STATE OF NORTH CAROLINA

COUNTY OF

I,                                                              , a Notary Public, certify that                                                               personally appeared before me this day and acknowledged that (s) he is                      of Atrium Investments, LLC, a North Carolina limited liability company, and that (s) he, as Manager, being authorized to do so, voluntarily executed the foregoing instrument on behalf of said company for the purposes stated therein.

I certify that the Signatory personally appeared before me this day, and

(check one of the following):

(I have personal knowledge of the identity of the Signatory); or

(I have seen satisfactory evidence of the Signatory’s identity, by a current state or federal identification with the Signatory’s photograph in the form of: (check one of the following)

a driver’s license; or

other (describe: ); or

(a credible witness has sworn to the identity of the Signatory).

WITNESS my hand and notarial seal, this      day of                 , 2006.

Notary Public
(Type or Print Name)

(Affix Notarial Seal)

My commission expires:

STATE OF NORTH CAROLINA

COUNTY OF

I,                                                              , a Notary Public, certify that                                                               personally appeared before me this day and acknowledged that he/she is                              of North State Bank, and that he/she, as                              President, being authorized to do so, voluntarily executed the foregoing instrument on behalf of said corporation for the purposes stated therein.

I certify that the Signatory personally appeared before me this day, and

(check one of the following):

(I have personal knowledge of the identity of the Signatory); or

(I have seen satisfactory evidence of the Signatory’s identity, by a current state or federal identification with the Signatory’s photograph in the form of: (check one of the following)

a driver’s license; or

other (describe: ); or

(a credible witness has sworn to the identity of the Signatory).

WITNESS my hand and notarial seal, this      day of                 , 2006.

Notary Public
(Type or Print Name)

(SEAL)

My Commission Expires:

EXHIBIT A

Being all of Lot 6R and Lot 7R, Section III, Landfall Center, as the same is shown on a map recorded in Map Book 33 at Page 147 of the New Hanover County Registry, reference to which is hereby made of a more particular description.

EXHIBIT G

TENANT’S RIGHT OF FIRST REFUSAL TO EXPAND THE LEASED PREMISES

This Exhibit is attached to and forms a part of the Office Lease dated                 , 2006, between NORTH STATE BANK, as Tenant and ATRIUM INVESTMENTS, LLC, as Landlord, covering the Leased Premises in the Building located on the south side of Eastwood Road near its intersection with Military Cutoff Road, in Wilmington, North Carolina (the “Lease”). The terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall prevail over any inconsistent or conflicting provisions of the Lease.

If at any time hereafter Landlord receives a bona fide offer to lease all or a portion of space in the Building containing the Premises, Landlord shall provide Tenant with a letter of intent setting forth the material terms of the proposed tease, including rent and upfit terms and amounts, executed by Landlord and the proposed new tenant (“Letter of Intent”). If Tenant, within two (2) weekdays, excluding Normal Business Holidays, after receipt of Landlord’s written notice, indicates in writing its agreement to lease the additional space for the rent and on the material terms and conditions set forth in the applicable Letter of Intent, such additional space shall be included within the Leased Premises and leased to Tenant pursuant to the provisions of this Lease, as modified by the material terms and conditions with respect to such additional space as set forth in the applicable Letter of Intent. Upon exercise of the right of first refusal granted herein, Landlord and Tenant shall immediately execute an amendment to this Lease stating the addition of the aforementioned space as part of this Leased Premises and setting forth the terms and conditions with respect to such additional leased space. If Tenant does not exercise its right to lease the additional space within the two (2) weekday period, excluding Normal Business Holidays, Landlord thereafter shall have the right to lease such additional space and/or any portion thereof to the proposed new tenant or an entity which tenant has an ownership interest on substantially the same terms and conditions (including rent) stated in the applicable on substantially the same terms and conditions (including rent) stated in the applicable Letter of Intent for a period of ninety (90) days. In the event Landlord does not obtain an executed lease with the proposed tenant within ninety (90) days following Landlord’s providing notice of the right of first refusal to the Tenant, Landlord must again comply with the provisions of this Exhibit. The provisions of this Exhibit are intended to be continuous and recurring throughout the Lease Term as space becomes available from time to time or as Landlord desires to lease the same from time to time. For the purposes of this Exhibit only, notice by delivery of facsimile shall be deemed sufficient under the terms of this Lease provided the recipient of such facsimile provides specific written confirmation of receipt to the delivering party.

INITIALS:

Landlord:

Tenant:

EXHIBIT H

Base Rent

Year	PSF Base Rent	Estimated Operating Costs	Monthly Base Rent + Operating Casts (Subject to Adjustment)	Annual Base Rent + Estimated Operating Costs (Subject to Adjustment)
1	$26.00	$5.00	$21,666.43	$259,997.00
2	$26.00	$5.00	$21,666.43	$259,997.00
3	$26.00	$5.00	$21,666.43	$259,997.00
4	$26.78	$5.00	$22,211.57	$266,538.86
5	$27.58	$5.00	22,773.08	$273,276.98
6	$28.41	$5.00	23,351.44	$280,217.24
7	$29.26	$5.00	23,947.14	$287,365.70
8	$30.14	$5.00	24,560.72	$294,728.62
9	$31.05	$5.00	25,192.70	$302,312.43
10	$31.98	$5.00	25,843.65	$310,123.75
11	$32.94	$5.00	26,514.12	$318,169.42
12	$33.92	$5.00	27,204.70	$326,456.45
13	$34.94	$5.00	27,916.01	$334,992.09
14	$35.99	$5.00	28,648.65	$343,783.81
15	$37.07	$5.00	29,403.27	$352,839.27

STATE OF NORTH CAROLINA
COUNTY OF NEW HANOVER	LEASE ADDENDUM

THIS LEASE ADDENDUM made and entered into this 4th day of January, 2007, by and between Atrium Investments, LLC, a North Carolina limited liability company, hereinafter called Landlord, and North State Bank, a North Carolina banking corporation, hereinafter called Tenant.

WITNESSETH:

Whereas, on December 28, 2006 Landlord executed and on December 29, 2006 Tenant executed a certain “Lease Agreement, North State Bank, Office and Banking Facility, Eastwood Road, Wilmington, North Carolina” dated December 29, 2006 (herein the “Lease”); and

Whereas, Tenant has not delivered the Lease to the Landlord because of certain unresolved title issues; and

Whereas, Tenant and Landlord have agreed that Tenant will deliver the Lease to the Landlord conditioned upon the execution of this Lease Addendum which is made a part of the Lease;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. The parties agree that the Lease Date and date of lease execution is December 29, 2006.

2. This Lease is conditioned upon Landlord obtaining and recording a properly executed memorandum of lease clarifying that premises described in the Memorandum of Lease recorded April 1, 2004 in Book 4259 at Page 192 of the New Hanover County Registry are the same premises as described in that Memorandum of Lease with Lanier, Whaley, Craft & Co. recorded in Book 3411, Page 693 of the New Hanover County Registry relating to the leasing of 10 parking spaces which are described on Exhibits A and B of said Memorandum of Lease.

3. This Lease is conditioned upon Landlord obtaining a written statement from Wachovia Bank, NA that the lease referenced in that Memorandum of Lease recorded in Book 3242 at Page 439 of the New Hanover County Registry of Deeds has terminated and has not been renewed. Alternatively, Landlord may, at its option, execute and provide such documents or indemnities necessary for Tenant to obtain a Title Insurance Policy for its Leasehold Estate to insure over said memorandum.

4. In the event the conditions in Paragraphs 1 and 2 above are not satisfied in by February 16, 2007, Tenant shall have the right to terminate this Lease by giving written notice to the Landlord after February 16, 2007 but before the conditions have been satisfied, and in the event of such termination neither party shall have any obligations hereunder. There shall be no adjustment to the time period set forth in this paragraph for Force Majeure Matters as provided in Paragraph 41 of the Lease.

5. Except as heretofore and hereby amended by this Lease Addendum, the Lease is in all respects ratified and confirmed and all other terms and conditions remain in full force and effect.

6. This Lease Addendum may be validly executed, delivered and accepted in separate counterparts, which together shall constitute a single instrument, and may be validly executed, delivered and accepted by telecopy transmission, regardless of whether the sender follows such transmission with an original executed counterpart.

[NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Addendum in multiple original counterparts as of the day and year first above written.

LANDLORD:

ATRIUM INVESTMENTS, LLC, a North Carolina limited liability company

By:
Name:
Title:

TENANT:

NORTH STATE BANK

By:
Name:
Title: